Exhibit 10.23

Arista Networks, Inc.

5453 Great America Parkway

Santa Clara, CA 95054

April 4, 2014

Via Overnight Delivery and Email

PRIVATE AND CONFIDENTIAL

The 2010 David R. Cheriton Irrevocable Trust Dtd July 27, 2010,

South Dakota Trust Company LLC, TTEE

c/o South Dakota Trust Company LLC

201 South Phillips Avenue, Suite 200

Sioux Falls, SD 57104

Attn: Jeanice L. Caselli

Phone: (605) 271-5132

Email: jeanice@sdtrustco.com

RE:	Notice Regarding Conversion of Subordinated Convertible Promissory Note issued by Arista Networks, Inc. to The 2010 David R. Cheriton Irrevocable Trust Dtd July 27, 2010, South Dakota Trust Company LLC, TTEE dated January 4, 2011 (the “Note”)

Dear Sir or Madam:

Arista Networks, Inc. (the “Company”) has recently confidentially submitted a Registration Statement on Form S-l (“Registration Statement”) with the U.S. Securities and Exchange Commission for the purpose of conducting a firm commitment underwritten public offering of the Company’s Securities (“Initial Public Offering”).

The purpose of this letter is to (a) provide you notice of the proposed Initial Public Offering and that the Company may name you in the Registration Statement pursuant to SEC rules or regulations or requests related thereto, and (b) confirm your agreement that upon closing of the Initial Public Offering (the “IPO Closing Date”) you shall elect to convert, in accordance with, and subject to the terms and conditions of the Note including Section 4 thereof, the outstanding principal amount of the Note, together with all unpaid interest accruing thereon up to the IPO Closing Date (the “Outstanding Indebtedness”), into fully paid and nonassessable shares of the Company’s Common Stock at the price per share of the Company’s Common Stock in the Initial Public Offering (the “IPO Price”).

We will inform you of the expected IPO Closing Date, Outstanding Indebtedness and IPO Price as soon as practicable prior to the IPO Closing Date.

For sake of clarity, this notice shall not be deemed a prepayment notice under Section 1 of the Note. Additionally, your confirmation and election to the conversion of the Note and payment of any and all accrued interest shall be subject to the completion of the Initial Public Offering.

Please confirm your agreement to the matters herein by signing and returning this letter to me as soon as possible but in no event later than April 15, 2014 via email to mtaxay@aristanetworks.com while sending the original to the address listed above. We look forward to furthering our relationship with you and would appreciate your prompt response.

Sincerely,

/s/ Jayshree Ullal
Jayshree Ullal
President and Chief Executive Officer

Enclosures

ACCEPTED AND AGREED TO

ON THIS 7th DAY OF APRIL 2014:

THE 2010 DAVID R. CHERITON IRREVOCABLE TRUST DTD JULY 27, 2010, SOUTH DAKOTA TRUST COMPANY LLC, TTEE

By:	/s/ Jeanice Caselli
Name:	Jeanice Caselli
Title:	Vice President & Trust Officer
Date:	April 7, 2014

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